As filed with the Securities and Exchange Commission on January 18, 2006
Registration No. 333-________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Internet Commerce Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3645702 (I.R.S. Employer Identification Number)
6025 The Corners Parkway, Suite 100
Norcross, Georgia 30092
(Address of Principal Executive Offices, Including Zip Code)

INTERNET COMMERCE CORPORATION 2005 STOCK INCENTIVE PLAN
(Full title of the Plan)

Copy to:
Glen E. Shipley Chief Financial Officer Internet Commerce Corporation 6025 The Corners Parkway, Suite 100 Norcross, Georgia 30092 (678) 533-8000	Larry W. Shackelford, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326 (404) 233-7000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service.)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered (1)	Per Share (2)	Price	Registration Fee
Class A Common Stock, $0.01 par value per share	2,000,000 shares	$2.84	$5,680,000	$607.76

(1)	This Registration Statement also covers such indeterminable number of additional shares as may be issued to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)	Computed solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, based on the average high and low prices of Class A Common Stock, as reported on the Nasdaq SmallCap Market on January 17, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents are incorporated herein by reference:
(a)	the Registrant’s Annual Report on Form 10-K for the year ended July 31, 2005, filed with the Commission on October 31, 2005 (File No. 000-24996);

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2005, filed with the Commission on December 13, 2005 (File No. 000-24996);

(c)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on August 19, 2005, September 30, 2005, October 17, 2005, October 18, 2005, October 26, 2005, November 3, 2005, November 23, 2005, December 13, 2005, January 10, 2006 and January 11, 2006 (File No. 000-24996); and

(d)	the description of the Registrant’s Class A Common Stock contained in the Registrant’s Rule 424 prospectus filed with the Commission on June 18, 1997, including any amendments or reports filed for the purpose of updating the description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative, other than action by or in the right of the corporation, known as a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of the action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Section 145 thus makes provision for indemnification in terms sufficiently broad to cover officers and directors, under certain circumstances, for liabilities arising under the Securities Act.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
     Article VII of the Registrant’s Bylaws and Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation, as further amended, both provide that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, each person that Section 145 grants a corporation power to indemnify. The Registrant’s Bylaws and Amended and Restated Certificate of Incorporation, as further amended, further provide that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (i) a breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL, or (iv) a transaction from which the director derived an improper personal benefit, and that it is the intention of the foregoing provisions to eliminate the liability of the Registrant’s directors to the Registrant and its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.
     The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act.
Item 8. Exhibits.
     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Specimen Certificate for Class A Common Stock (incorporated by reference from the Registration Statement on Form SB-2, as filed with the Commission on September 14, 1994 (Commission File No. 33-83940)).

4.2	Form of Class A Bridge Warrant issued in the 1998 bridge financing (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on June 4, 1999 (Commission File No. 333-80043)).

4.3	Warrant Agreement dated January 12, 2000, by and among the Registrant and Cable and Wireless USA, Inc. (incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-3, as filed with the Commission on February 8, 2000 (Commission File No. 333-93301)).

4.4	Form of Registration Rights Agreement dated as of October 29, 2001 by and among the Registrant and the purchasers identified therein (incorporated by reference from the Current Report on Form 8-K dated April 30, 2003, as filed with the Commission on May 2, 2003 (Commission File No. 000-24996)).

4.5	Registration Rights Agreement dated as of October 29, 2001 by and between the Registrant and Amaranth Trading LLC (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on August 30, 2002 (Commission File No. 333-99059)).

4.6	Form of Class A Common Stock Warrant issued in the October 29, 2001 private placement (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on August 30, 2002 (Commission File No. 333-99059)).

Exhibit No.	Description
4.7	Form of Warrant Agreement issued in the April 30, 2003 and May 1, 2003 private placement (incorporated by reference from the Current Report on Form 8-K dated April 30, 2003, as filed with the Commission on May 2, 2003 (Commission File No. 000-24996)).

4.8	Form of Securities Purchase Agreement dated as of April 15, 2004 by and among the Registrant and the purchasers named therein (incorporated by reference from Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.9	Form of Warrant Agreement dated as of April 20, 2004 (incorporated by reference from the Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.10	Form of Registration Rights Agreement dated as of April 20, 2004 by and among the Registrant and the purchasers named therein (incorporated by reference from the Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.11	Form of Registration Rights Undertaking dated as of June 22, 2004, by the Registrant, in favor of the shareholders of Electronic Commerce Systems, Inc. (incorporated by reference from Current Report on Form 8-K, as filed with the Commission on June 22, 2004 (Commission File No. 000-24996)).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

10.1	Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2005 (File No. 000-24996)).

10.2	Form of Stock Option Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference from Current Report on Form 8-K dated January 4, 2006, as filed with the Commission on January 10, 2006 (File No. 000-24996)).

10.3	Form of Restricted Stock Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference from Current Report on Form 8-K dated January 4, 2006, as filed with the Commission on January 10, 2006 (File No. 000-24996)).

23.1	Consent of Tauber & Balser, P.C.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (See signature page).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 18th day of January, 2006.

INTERNET COMMERCE CORPORATION
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Stallings and Glen E. Shipley, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of Class A Common Stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated:

Signature	Title	Date

/s/ Thomas J. Stallings	Chief Executive Officer and Director	January 18, 2006
Thomas J. Stallings	(Principal Executive Officer)

/s/ Glen E. Shipley	Chief Financial Officer (Principal	January 18, 2006
Glen E. Shipley	Financial and Accounting Officer)

/s/ Richard J. Berman	Director	January 18, 2006
Richard J. Berman

Director
Donald R. Harkleroad

Director
Kim D. Cooke

/s/ Paul D. Lapides	Director	January 18, 2006
Paul D. Lapides

/s/ Arthur R. Medici	Director	January 18, 2006
Arthur R. Medici

Director
John S. Simon

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Certificate for Class A Common Stock (incorporated by reference from the Registration Statement on Form SB-2, as filed with the Commission on September 14, 1994 (Commission File No. 33-83940)).

4.2	Form of Class A Bridge Warrant issued in the 1998 bridge financing (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on June 4, 1999 (Commission File No. 333-80043)).

4.3	Warrant Agreement dated January 12, 2000, by and among the Registrant and Cable and Wireless USA, Inc. (incorporated by reference from Amendment No. 1 to the Registration Statement on Form S-3, as filed with the Commission on February 8, 2000 (Commission File No. 333-93301)).

4.4	Form of Registration Rights Agreement dated as of October 29, 2001 by and among the Registrant and the purchasers identified therein (incorporated by reference from the Current Report on Form 8-K dated April 30, 2003, as filed with the Commission on May 2, 2003 (Commission File No. 000-24996)).

4.5	Registration Rights Agreement dated as of October 29, 2001 by and between the Registrant and Amaranth Trading LLC (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on August 30, 2002 (Commission File No. 333-99059)).

4.6	Form of Class A Common Stock Warrant issued in the October 29, 2001 private placement (incorporated by reference from the Registration Statement on Form S-3, as filed with the Commission on August 30, 2002 (Commission File No. 333-99059)).

4.7	Form of Warrant Agreement issued in the April 30, 2003 and May 1, 2003 private placement (incorporated by reference from the Current Report on Form 8-K dated April 30, 2003, as filed with the Commission on May 2, 2003 (Commission File No. 000-24996)).

4.8	Form of Securities Purchase Agreement dated as of April 15, 2004 by and among the Registrant and the purchasers named therein (incorporated by reference from Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.9	Form of Warrant Agreement dated as of April 20, 2004 (incorporated by reference from the Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.10	Form of Registration Rights Agreement dated as of April 20, 2004 by and among the Registrant and the purchasers named therein (incorporated by reference from the Current Report on Form 8-K, as filed with the Commission on April 20, 2004 (Commission File No. 000-24996)).

4.11	Form of Registration Rights Undertaking dated as of June 22, 2004, by the Registrant, in favor of the shareholders of Electronic Commerce Systems, Inc. (incorporated by reference from Current Report on Form 8-K, as filed with the Commission on June 22, 2004 (Commission File No. 000-24996)).

5.1	Opinion of Morris, Manning & Martin, LLP as to the legality of the securities being registered.

10.1	Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference to Annex B of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 28, 2005 (File No. 000-24996)).

Exhibit No.	Description
10.2	Form of Stock Option Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference from Current Report on Form 8-K dated January 4, 2006, as filed with the Commission on January 10, 2006 (File No. 000-24996)).

10.3	Form of Restricted Stock Agreement under the Internet Commerce Corporation 2005 Stock Incentive Plan (incorporated by reference from Current Report on Form 8-K dated January 4, 2006, as filed with the Commission on January 10, 2006 (File No. 000-24996)).

23.1	Consent of Tauber & Balser, P.C.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (See signature page).